EXHIBIT INDEX TO FORM N-SAR

                      OF MASSMUTUAL INSTITUTIONAL FUNDS

                      FOR THE PERIOD ENDED JUNE 30, 1999





Exhibit No.               Description







77C        Submission of matters to a vote of security holders



77I        Terms of new or amended securities



77J        Revaluation of assets or restatement of capital share account



77Q(1)(e)  Investment Management Agreement dated May 3, 1999 between

           Massachusetts Mutual Life Insurance Company and MassMutual

           Institutional Funds on behalf of MassMutual Core Bond Fund,

           MassMutual Small Cap Value Equity Fund, MassMutual Diversified

           Bond Fund, MassMutual Core Equity Fund, MassMutual Growth Equity

           Fund, MassMutual Mid Cap Growth Equity Fund, MassMutual Small Cap

           Growth Equity Fund, and MassMutual Balanced Fund.



           Investment Sub-Advisory Agreement effective as of May 3, 1999,

           between Massachusetts Mutual Life Insurance Company and

           Massachusetts Financial Services Company.



           Investment Sub-Advisory Agreement effective as of May 3, 1999,

           between Massachusetts Mutual Life Insurance Company and

           Miller Anderson & Sherrerd, LLP.



           Investment Sub-Advisory Agreement effective as of May 3, 1999,

           between Massachusetts Mutual Life Insurance Company and

           J.P. Morgan Investment Management Inc.



           Investment Sub-Advisory Agreement effective as of May 3, 1999,

           between Massachusetts Mutual Life Insurance Company and

           Waddell & Reed Investment Management Company.







For Period Ended 06/30/99

File No. 811-8274